Exhibit 10.9

CASH-BASED INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2018

OFFICERS AND SELECTED EXECUTIVES

LEVEL 7

I.	PURPOSE

The purpose of this cash-based incentive compensation plan (the “Plan”) is to define a mechanism for stimulating and rewarding the achievement of business goals by eligible employees, as proposed by the Compensation Committee of the Board of Directors of the Company (the “Board”) and agreed by the Board.

II.	SCOPE

This Plan includes elected officers and certain other executives (collectively “Executives”) of Meridian Bioscience, Inc. and its subsidiaries (the “Company”).

III.	ELIGIBILITY REQUIREMENTS

Eligibility for participation in this Plan is limited to elected officers and the executives of the Company as determined in the sole discretion of the Compensation Committee of the Board (the “Participants”).

1.	Executives hired after March 31, 2018 will be eligible to receive a bonus only if designated as eligible by the Compensation Committee.

2.	Executives hired after October 1, 2017 but before March 31, 2018 are eligible for a pro-rated bonus.

3.	Executives who terminate before September 30, 2018 for any reason are not eligible for a bonus unless the Compensation Committee approves eligibility prior to termination and subject to the terms of any applicable Change in Control Agreement executed with the terminating executive.

IV.	PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

The Plan consists of two performance targets: consolidated Net Revenues and non GAAP Net Earnings with 50% weighting assigned to each of the targets. The Plan is designed to payout 25% of base salary at target. The Compensation Committee may not increase compensation payable under this Plan in excess of amounts provided herein. As soon as practicable after the Compensation Committee determines the targets have been met, each Participant shall receive a cash lump sum payment of the bonus, less required withholding. In no event shall payment be made later than two and one-half (2  1⁄2) months following the date the Compensation Committee determines the targets have been met; provided¸ however, the Participant may make the deferral election described in Section VI. Except as otherwise permitted in Section III, no bonus shall be paid to any Participant who is not actively employed by the Company on the date the bonus is paid.

Net Revenue Targets and Payout Percentages
Net Revenues	Achievement Factor	Target Bonus	Net Revenue Weighting	Payout %
$***** to $*****	50%	25%	50%	6.25%
$***** to $*****	100%	25%	50%	12.5%
>$*****	150%	25%	50%	18.75%

Non GAAP Net Earnings Targets and Payout Percentages
Net Earnings	Achievement Factor	Target Bonus	Non GAAP Net Earnings Weighting	Payout %
$***** to $*****	50%	25%	50%	6.25%
$***** to $*****	100%	25%	50%	12.5%
>$*****	150%	25%	50%	18.75%

V.	NON GAAP MEASUREMENT

Non GAAP items shall consist of items disclosed in the Company’s Non GAAP Financial Measures disclosures in the fiscal 2018 Form 10-K.

In the event of an acquisition during the Plan year, to the extent not already captured in the non GAAP disclosures noted above, the Board, upon the proposal of the Compensation Committee, may in its discretion consider restructuring, purchase accounting and extraordinary charges associated with such acquisitions as disclosed in the Company’s Form 10-K to be considered in the calculation of non GAAP earnings. If the acquisition provides accretive earnings, the Board may, in its discretion, include for purposes of bonus calculations as a means to incent management to pursue accretive acquisitions and in recognition of the significant time and effort necessary to complete such acquisitions. Upon the completion of acquisitions, interest income assumed in the fiscal plan will be adjusted to reflect the cash used.

The Compensation Committee shall evaluate certain events, in its discretion, for determination of treatment in the bonus calculation. Examples include the impact of tax legislation and the impact of implementing new accounting standards.

VI.	DEFERRAL OF BONUS PAYMENT

Executives may elect to defer payment of bonus to no later than January 15, 2019. Such election must be made in writing prior to March 31, 2018.

VII.	GENERAL PROVISIONS

1.	The Plan is subject to all applicable federal and state laws, rules and regulations as may be required.

2.	A Participant’s rights and interests under the Plan may not be assigned, pledged or transferred.

3.	Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any Participant.

4.	The Company shall have the right to withhold from any bonus payment any federal, state or local and/or payroll taxes required by law to be withheld and to take such other action as the Compensation Committee deems advisable to enable the Company and Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to a bonus.

5.	It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code.